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Exhibit 3.32

        [SEAL]

HEALTHOBJECTS, INC.

ARTICLES OF INCORPORATION

THIS IS TO CERTIFY THAT:

        FIRST: The undersigned, Joseph P. Kempler, whose address is c/o Hodes, Ulman, Pessin & Katz, P.A., 10500 Little Patuxent Parkway, Suite 420, Columbia, Maryland 21044, being at least eighteen (18) years of age, does hereby form a corporation under the general laws of the State of Maryland.

        SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

HealthObjects, Inc.

        THIRD: The Corporation is formed for the purpose of carrying on any lawful business.

        FOURTH: The address of the principal office of the Corporation in this State is 7 East Lee Street, Baltimore, Maryland 21202.

        FIFTH: The resident agent of the Corporation is Michael G. Bronfein, whose address is 7 East Lee Street, Baltimore, Maryland 21202. The resident agent is a citizen of and resides in the State of Maryland.

        SIXTH: The total number of shares of stock which the Corporation has authority to issue is 5,000 shares, no par value per share, all of one class.

        SEVENTH: The Corporation shall have a board of four directors unless the number is increased or decreased in accordance with the bylaws of the Corporation. However, the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law. The initial directors are: Michael G. Bronfein, Stanton G. Ades, Renee B. Ades and Jessica A. Bronfein.

        EIGHTH: (a) The Corporation reserves the right to make any amendment of the charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the charter, of any shares of outstanding stock.

          (b)   The board of directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the board of directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the bylaws of the Corporation.

          (c)   The board of directors of the Corporation may, by articles supplementary, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.

        NINTH: No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the board of directors may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the board of directors may deem advisable in connection with such issuance.

        TENTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter or bylaws inconsistent with this

Article, shall apply to or affect in any respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

        IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 15th day of MARCH, 1995.

/s/ JOSEPH P. KEMPLER Joseph P. Kempler

                                                 OLD NAME: HEALTHOBJECTS, INC.
                                                 NEW NAME: H.O. SUBSIDIARY, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

        FIRST: The charter of HealthObjects, Inc., a Maryland corporation (the "Corporation"), is hereby amended by deleting existing Article SECOND in its entirety and adding a new article to read as follows:

          "SECOND: The name of the corporation (which is hereinafter referred to as the "Corporation") is:

  H.O. Subsidiary, Inc."

        SECOND: The amendment to the charter of the Corporation as set forth above has been duly advised by the board of directors and approved by the stockholders of the Corporation as required by law.

        THIRD: The undersigned president acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned president acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

        IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its president and attested to by its secretary on this 1st day of July, 1996.

ATTEST:	OLD NAME:	HEALTHOBJECTS, INC.
	NEW NAME:	H.O. SUBSIDIARY, INC.
/s/ STEVEN G. BASS Steven G. Bass, Secretary	By:	/s/ MICHAEL G. BRONFEIN Michael G. Bronfein, President

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  Exhibit 3.32